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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549




                                  FORM 8-K



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                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934




        Date of Report
(Date of Earliest Event Reported):                       Commission File Number:
        JUNE 28, 2001                                            01-13408



                            ----------------------



                            DIGITAL RECORDERS , INC.
             (Exact name of Registrant as specified in its charter)




         NORTH CAROLINA                                        56-1362926
    (State of incorporation)                                (I.R.S. Employer
                                                          Identification Number)



                        4018 PATRIOT DRIVE, SUITE 100
                         DURHAM, NORTH CAROLINA 27703
                               (919) 361-2155
                       (Address of principal executive
                         offices and telephone number)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On June 28, 2001, Digital Recorders, Inc. (the "Company") and its wholly-owned subsidiary, DRI Europa AB ("DRI Europa"), acquired all of the outstanding stock of Mobitec Holding AB ("Mobitec"), a corporation organized under the laws of Sweden, from the five shareholders of Mobitec.

         The acquisition of the Mobitec shares was made pursuant to an Amended Option Agreement, dated March 13, 2001, and a Stock Purchase Agreement, dated June 27, 2001. Both agreements were between the Company and DRI Europa, as the purchasers, and Bengt Bodin, Annacarin Bodin, Mattias Bodin, Tobias Bodin and Bertil Lindqvist, the five individual Mobitec shareholders, as the sellers.

         The purchase price for the Mobitec shares consisted of a combination of cash, notes, stock and warrants to purchase stock, subject to certain possible adjustments, which adjustments are more fully described below. Specifically, the total purchase price was $7,089,000, consisting of (i) $4,210,000 in cash, (ii) promissory notes issued by DRI Europa to the sellers aggregating $2,000,000, (iii) 430,000 restricted shares of the Company's common stock (valued at $817,000 or $1.90 per share) issued to two of the sellers, and (iv) warrants to purchase in the aggregate of 100,000 shares of the Company's common stock at an exercise price of $4.00 per share for a period of five years (valued at a total of $62,000) issued to one of the sellers.

         Pursuant to the Stock Purchase Agreement, the possible adjustments to the purchase price are to be determined after the closing of the Mobitec acquisition. Such final determinations have not been made but will be reported when the Company files an amended Form 8-K within 60 days of this report. Fifteen days after closing, Mobitec and its subsidiaries are to provide the Company and DRI Europa their financial statements, including balance sheet, individually and on a consolidated basis, for the period from January 1, 2001 through March 31, 2001. If the net equity appearing on the balance sheet of such financial statements is greater or less than SEK 10,867,000 ($1,010,435), by more than SEK 100,000 ($9,298), the purchase price will be increased or decreased by the full amount of the difference. The Company and DRI Europa have 15 days from receipt of the closing financial statements from Mobitec to accept the seller's calculation of any difference in net equity. In the event that the sellers and purchasers are not able to agree on the amount of the adjustments, the Stock Purchase Agreement provides that the dispute shall be submitted to binding arbitration. If any adjustment of the purchase price is required, the adjustment would be made only to the promissory notes forming part of the purchase price. The Company believes that, to the extent there are adjustments to the purchase price, they will not be material.

         The cash portion of the purchase price was provided by two separate sources: (1) the authorization and issuance of up to $3 million in convertible debentures by the Company to certain investment funds associated with Renaissance Capital Group, Inc. of Dallas, Texas (the "Convertible Debentures"); and, (2) a loan to DRI Europa from Svenska Handelsbanken AB of Goteborg, Sweden in the amount of SEK 22,000,000 ($2,045,604) (the "Acquisition Loan").

         The 8% Convertible Debentures were issued by the Company in the amounts of $1,500,000 each to Renaissance US Growth & Income Trust PLC and BFSUS Special Opportunities Trust PLC in accordance with the Convertible Loan Agreement, dated June 22, 2001, between Digital

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Recorders, Inc., Renaissance US Growth & Income Trust PLC, BFSUS Special
Opportunities Trust PLC and Renaissance Capital Group, Inc., and related documents. Unless sooner redeemed or converted, the debentures mature on June 27, 2008. The debentures are convertible into the Company's common stock at an initial conversion price equal to $2.00 per share. However, the conversion price is subject to an automatic adjustment if (i) the Company does not achieve certain operating income for the fiscal year 2001 and (ii) the market price of the Company's common stock is below the conversion price at the time of publication of the Company's financial results for the period. If applicable, at the adjustment date, the conversion price will be reduced to equal the volume-weighted average closing price for the Company's common stock over a ten day trading period following the Company's public release of the fiscal 2001 financial results, but in no event will the conversion price be less than $1.50 per share. The conversion price can also be adjusted in the event of certain events, including the issuance of common stock for a consideration per share less than the conversion price, stock splits, mergers and consolidations and distributions.

         The issuance of the 430,000 restricted shares, the 100,000 shares of common stock underlying the warrants issued to the sellers, the up to 1,500,000 shares of common stock underlying the convertible debentures and the 200,000 shares of the Company's common stock that underlies the warrants granted to the convertible debenture holders, required approval of the Company's shareholders, pursuant to Nasdaq marketplace rules. The Company's shareholder's approved the issuance of these shares at the annual meeting of shareholders held on June 25, 2001.

         After closing of the Stock Purchase Agreement and related transactions, the 430,000 restricted shares, the 100,000 shares underlying the warrants issued to the sellers, the up to 1,500,000 shares underlying the convertible debentures and the 200,000 shares underlying the warrants granted to the debenture holders (collectively, 2,230,000 shares), would together constitute approximately 68% of Company's common stock outstanding on April 18, 2001 (the record date for the annual meeting) and would constitute approximately 41% of the Company's common stock after exercise and conversion. Accordingly, on June 25, 2001, the Company's board voted to exempt the collective issuance of shares of the Company's common stock in connection with the Mobitec acquisition from the application of the Rights Agreement, effective December 14, 1999. The Rights Agreement generally grants rights to holders of the Company's common stock at a certain record date to purchase certain preferred stock in the event that a person or group publicly announces that it has acquired 15% or more of the Company's common stock or intends to make or makes a tender offer for 15% or more of the Company's common stock. This exemption from the Rights Agreement is the only such exemption that has been granted by the Company. The Company has no intention at this time of granting any further exemptions to the Rights Agreement.

         As a result of the acquisition, Mobitec has become a wholly-owned subsidiary of the Company.

         For more information concerning the acquisition of Mobitec, see the Proxy Statement filed by the Company with the Securities and Exchange Commission on June 6, 2001 and the appendices thereto.


         FORWARD-LOOKING STATEMENTS IN THIS REPORT.

         This report contains certain forward-looking statements. When used in this report, the words "may," "will," "expect," "anticipate," "continue," "estimate," "project," "intend," "believe" and similar expressions are intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding events, conditions and financial trends including, without limitation, business conditions and growth in the markets in which the Company (including its subsidiaries) participates and the general economy; competitive factors, such as the entry of new competitors into any of the markets in which the Company participates; price pressures and increased competition in those markets; inventory risks due to shifts in market demand and/or price erosion of purchased components; changes in product mix; that the Company's working capital and existing credit arrangement will be adequate to fund its operations; and the risks and uncertainties listed from time to time in the Company's Securities and Exchange Commission reports and filings. Such statements are based on management's current expectations and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the actual plan of operations, business strategy, operating results and financial position could differ materially from those expressed in, or implied by, such forward-looking statements.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

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         (a)    FINANCIAL STATEMENTS OF THE BUSINESSES ACQUIRED.

                To be filed by amendment within 60 days.

         (b)    PRO FORMA FINANCIAL INFORMATION.

                To be filed by amendment within 60 days.

         (c)    EXHIBITS.

                The exhibits to this report are listed in the Index to Exhibits.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      DIGITAL RECORDERS, INC.


Date: July 13, 2001                   By:   /s/ David L. Turney
                                         ---------------------------------------
                                            David L. Turney
                                            Chairman of the Board, President and
                                            Chief Executive Officer



                              INDEX TO EXHIBITS



Exhibit No.                                 Document
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
   2.1            Stock Purchase Agreement between the Company, DRI-Europa AB, and
                  Bengt Bodin, et al., dated June 27, 2001

  *2.6            Amended Option Agreement, dated March 13, 2001, between the Company,
                  DRI-Europa AB and Bengt Bodin, et al.

  *10.1           Bodin Warrant Agreement between the Company and Bengt Bodin.

  *10.11          Registration Rights Agreement between the Company and Bengt Bodin et al.

  *10.12          Form of Promissory Note from DRI-Europa AB.

  *10.13          Consulting Agreement between the Company and Bengt Bodin.

  *10.34          Preliminary Outline of Terms, dated November 28, 2000, from Renaissance
                  Capital Group, Inc. to the Company, with First Amendment dated May 15,
                  2001.


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   10.35          Convertible Loan Agreement, dated June 22, 2001, between Digital
                  Recorders, Inc., Renaissance US Growth & Income Trust PLC, BFSUS
                  Special Opportunities Trust PLC and Renaissance Capital Group, Inc.

   10.36          Digital Recorders, Inc. 8% Convertible Debenture, $1,500,000, issued on
                  June 27, 2001 to Renaissance US Growth & Income Trust PLC.

   10.37          Digital Recorders, Inc. 8% Convertible Debenture, $1,500,000, issued on
                  June 27, 2001 to HSBC Global Custody Nominee (U.K.) Limited.

   10.38          Stock Purchase Warrant, dated June 27, 2001, issued to Renaissance US
                  Growth & Income Trust PLC.

   10.39          Stock Purchase Warrant, dated June 27, 2001, issued to HSBC Global
                  Custody Nominee (U.K.) Limited.

   10.40          Security Agreement, dated June 27, 2001, between the Company,
                  Renaissance US Growth & Income Trust PLC, BFSUS Special Opportunities
                  Trust PLC and Renaissance Capital Group, Inc.

   10.41          Subsidiary Security Agreement, dated June 27, 2001, between Twin Vision of North America, Inc., Digital Audio Corporation, Renaissance US Growth
                  & Income Trust PLC, BFSUS Special Opportunities Trust PLC and
                  Renaissance Capital Group, Inc.

   10.42          Subsidiary Guaranty, dated June 27, 2001, between Twin Vision of North
                  America, Inc., Digital Audio Corporation, Renaissance US Growth & Income
                  Trust PLC and BFSUS Special Opportunities Trust PLC.

   10.43          Form of Lock Up Agreement, dated June 27, 2001.

   10.44          Pledge Agreement, between the Company, Renaissance US Growth & Income
                  Trust PLC, BFSUS Special Opportunities Trust PLC and Renaissance Capital
                  Group, Inc.

  *99.1           Fairness Opinion of Investec Ernst & Company, dated May 8, 2001.

   99.2           Press Release, dated June 28, 2001.


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*  Incorporated by reference from the Company's Proxy Statement for its annual meeting of shareholders, filed with the Securities and Exchange Commission on June 6, 2001.


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